EXHIBIT 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2016 (this “Amendment”), is entered into by and among Cadiz Inc., a Delaware corporation (the “Company”), Cadiz Real Estate LLC, a Delaware limited liability company (“CRE” and collectively with the Company, the “Borrowers”), MSD Credit Opportunity Master Fund, L.P. (“MSD”) as the Required Lenders (as defined in the Credit Agreement (as defined below)) and Wells Fargo Bank, National Association, as agent for the Lenders (the “Agent”).  Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement, as applicable.

RECITALS:

WHEREAS, the Borrowers, the Lenders party thereto and LC Capital Master Fund, Ltd., as agent (“LC Capital”), entered into an Amended and Restated Credit Agreement, dated as of March 5, 2013 (the “March 2013 Credit Agreement”);

WHEREAS, (i) the Borrowers, LC Capital, MSD, and the Agent entered into an Amendment Agreement, dated as of October 30, 2013 (the “Amendment Agreement”), pursuant to which the parties thereto amended and restated the March 2013 Credit Agreement, (ii) the Borrowers, the Lenders and the Agent entered into the First Amendment to the Amended and Restated Credit Agreement, dated as of November 23, 2015 (“Amendment No. 1”), (iii) the Borrowers, the Lenders and the Agent entered into the Second Amendment to the Amended and Restated Credit Agreement and Partial Subordination of Collateral, dated as of February 8, 2016, (“Amendment No. 2”) and (iv) the Borrowers, the Lenders and the Agent entered into the Third Amendment to the Amended and Restated Credit Agreement, dated as of March 4, 2016 (“Amendment No. 3”). The March 2013 Credit Agreement as amended by the Amendment Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3, is herein referred to as the “Credit Agreement”;

WHEREAS, on or about December 10, 2015 the Company issued New Convertible Notes under the New Convertible Notes Indenture (the “Existing New Convertible Notes”) in exchange for existing Convertible Notes;

WHEREAS, the Company wishes to issue additional New Convertible Notes under the New Convertible Notes Indenture and to use the net cash proceeds of such issuance for general corporate purposes and the Required Lenders wish to consent to such issuance; and

WHEREAS, pursuant to Section 9.1 of the Credit Agreement, the Required Lenders and each Loan Party may, from time to time, amend, modify or waive any of the requirements of the Credit Agreement and the Borrowers have requested that the Required Lenders amend the Credit Agreement to permit the issuance of additional New Convertible Notes.

Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below in Article II), the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order therein:

“Fourth Amendment”: that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date and entered into by and among the Borrowers, the Agent and the Required Lenders.

“Fourth Amendment Effective Date”: April 28, 2016.

(b) Section 1.1 of the Credit Agreement is hereby amended by restating the definition of “New Convertible Notes” in its entirety as follows:

 “New Convertible Notes”: the 7.00% Convertible Senior Notes of Cadiz due 2020 (including, for the avoidance of doubt, the 7.00% Convertible Senior Notes due 2020 issued on or about the Fourth Amendment Effective Date).

(c) Section 6.1 of the Credit Agreement is hereby amended by adding the following to the end of clause (e) of such Section: “and (iii) New Convertible Notes issued on or after the Fourth Amendment Effective Date (a) in an aggregate original principal amount not to exceed $9,500,000 (which original principal amount has an accreted value of $12,000,000 on the Fourth Amendment Effective Date) plus (b) any accretion of interest to such original principal amount pursuant to the terms of the New Convertible Notes Indenture and such New Convertible Notes”.

(d) Section 6.19 of the Credit Agreement is hereby amended by (i) restating clause (a) of the first sentence of such Section as follows: “(a) increase the principal amount (or accreted value, if applicable) thereof except by (x) an amount equal to any premium, accrued interest and fees and expenses reasonably incurred and paid in connection therewith and (y) the amount of New Convertible Notes permitted to be incurred pursuant to Section 6.1(e)(iii)” and (ii) adding at the end of such Section: “Notwithstanding the foregoing, the supplemental indenture entered into in connection with the additional New Convertible Notes incurred pursuant to Section 6.1(e)(iii) and the issuance of such additional New Convertible Notes shall not be prohibited by this Section 6.19.”

ARTICLE II

CONDITIONS PRECEDENT

The effectiveness of this Amendment (including the amendments to the Credit Agreement contained in Article I) are subject to the satisfaction of the following conditions precedent (the date of the satisfaction of such conditions precedent being referred to herein as the “Effective Date”);

(a) This Amendment shall have been duly executed by the Borrowers, the Agent and the Required Lenders.

(b) The Agent and Required Lenders shall have received a certificate or certificates executed by a Responsible Officer of each Borrower dated as of the Effective Date certifying that:  (i) all representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing and (iii) there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The Borrowers shall have paid directly or reimbursed MSD for all reasonable and documented out-of-pocket expenses incurred in connection with negotiating, documenting and effectuating this Amendment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND COVENANTS

In order to induce the Agent and the Required Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Agent and the Lenders party hereto that, as of the Effective Date, the following statements are true and correct:

(a) all representations and warranties contained herein and in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified as to materiality, in all respects) as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date);

(b) the execution and delivery of this Amendment by each Borrower, the performance by each Borrower of its obligations under this Amendment and the Amended Credit Agreement (i) have been duly authorized by all requisite action, corporate or otherwise, of each Borrower and (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrowers’ organizational documents or the Indenture or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument;

(c) this Amendment has been duly executed by each Borrower and delivered to the Agent and this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) no consent, approval or authorization of or designation, declaration or filing with any Governmental Authority or any other Person on the part of any Borrower is required in connection with the execution and delivery of this Amendment or performance by such Borrower of this Amendment or under the Amended Credit Agreement; and

(e) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Credit Agreement.

ARTICLE IV

MISCELLANEOUS

(a) Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Successor and Assigns.  This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts.  This Amendment may be executed in one or more counterparts, each of which counterparts when executed and delivered (including by facsimile or electronic transmission) shall be deemed to be an original, and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

(e) Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or its properties in the courts of any jurisdiction.

(f) Waiver of Right to Trial by Jury.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AMENDMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR THE LENDERS WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS CLAUSE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO ACKNOWLEDGES THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS CLAUSE, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS CLAUSE.

(g) References.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” ‘‘thereof” or words of like import referring to the Credit Agreement as amended by this Amendment.  This Amendment is a Loan Document.

(h) Release. In consideration of Agent and the Required Lenders entering into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the date hereof, each Borrower on behalf of itself and its affiliates and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders party hereto, their respective affiliates and their successors and assigns, and their present and former shareholders, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender party hereto and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, any of their respective affiliates, or any of its or their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees by reason of any circumstance, action, cause or thing whatsoever which occurred on or prior to the date hereof pursuant to or arising out of the Credit Agreement, the Loan Documents or transactions directly related thereto between any Borrowers, on one hand, and the Releasees, on the other.

(i) Waiver.  No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

(j) Agent.  Pursuant to Section 8.4 of the Credit Agreement, each of the undersigned Lenders hereby (i) authorizes and directs Agent to execute and deliver this amendment entered into in connection herewith, (ii) represents to the Agent that the Lenders party hereto, together, hold a majority of the Loans under the Credit Agreement and constitute the Required Lenders sufficient to give the direction contained herein and (iii) by its execution below, agrees to be bound by the terms and conditions of this Amendment.  Wells Fargo Bank, National Association is entering into this Amendment and acting hereunder, it shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to it as Agent under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Michael Roth
Name: Michael Roth
Title: Vice President

MSD CREDIT OPPORTUNITY MASTER FUND, L.P., as a Lender (and Required Lenders)

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Managing Director

CADIZ INC., as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

CADIZ REAL ESTATE LLC, as a Borrower

By:	/s/ Timothy J. Shaheen
Name: Timothy J. Shaheen
Title: Chief Financial Officer

[Fourth Amendment to Amended and Restated Credit Agreement]